Exhibit n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Experts” and to the incorporation by reference of our report dated July 23, 2009 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Virginia Premium Income Municipal Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No 333-161975).

/s/ ERNST & YOUNG LLP

Chicago, Illinois

January 20, 2010